Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
OF MEXCO ENERGY CORPORATION
PURSUANT TO 18 U.S.C. §1350

In connection with the Quarterly Report of Mexco Energy Corporation on Form 10-Q for the quarterly period ended December 31, 2014, as filed with the Securities and Exchange Commission on February 13, 2015 (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mexco Energy Corporation as of the dates and for periods presented as required by such Report.

Date: February 13, 2015	/s/Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and Chief Executive Officer

Date: February 13, 2015	/s/Tamala L. McComic
Tamala L. McComic
President and Chief Financial Officer